SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the
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[ ] Definitive Additional Materials	14a-6(e) (2))
[ ] Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12

BOVIE MEDICAL CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other then the Registrant)

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[ ]	Fee paid previously with preliminary materials

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bovie Medical Corporation
734 Walt Whitman Road Suite 207
Melville, NY 11747

August 11, 2006

Re:	Notice of Annual Meeting and Proxy Statement

Dear Stockholder:

On behalf of your Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Common Stockholders to be held on September 14, 2006 at 5 P.M. eastern daylight time at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, New York 11803.

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders to be held on September 14, 2006. This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2005 Annual Report, are being mailed to stockholders on or about August 11, 2006. The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747, telephone number 631-421-5452.

At the meeting, stockholders will be asked to:

1.	Elect Bovie’s entire Board of Directors, and
2.	Ratify the selection of Bovie’s independent auditors for 2006.
3.	Stockholders may be asked to transact such other business that may properly come before the meeting.

The close of business on July 25, 2006 is the record date for determining stockholders entitled to vote at the Annual Meeting. Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on July 25, 2006 will be entitled to notice of and to vote at the Annual Meeting and adjournment of postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

By order of the board of directors

/s/ Andrew Makrides
PRESIDENT AND CHIEF EXECUTIVE OFFICER

August 11, 2006

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders to be held on September 14, 2006. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2005 Annual Report, are being mailed to stockholders on or about August 11, 2006. The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207 Melville, NY 11747.

Bovie will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING YOUR VOTE?

The Board of Directors of Bovie Medical Corporation ("Bovie") is soliciting your vote at the Annual Meeting of Bovie's common stockholders being held on September 14, 2006.

WHAT WILL YOU BE VOTING ON?

Election of Bovie's Board of Directors (see page 19). 2. Ratification of BLOOM & CO., LLP as Bovie's auditors for 2006 (see page 20).

HOW MANY VOTES DO YOU HAVE?

You will have one vote for every share of the Company's common stock you owned of record on July 25, 2006 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?

One vote for each of the Company's outstanding shares of common stock which were outstanding on the record date. The common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or a minimum of 7,324,968 votes must be present in person or by proxy in order to hold the meeting.

HOW DO YOU VOTE?

•
You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting; so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

•	To vote by proxy, you must fill out the enclosed proxy, date and sign it, and return it in the enclosed postage-paid envelope.

•
If you want to vote in person at the Annual Meeting, and you hold your Bovie stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN YOU CHANGE YOUR VOTE?

Yes. Just send in a new proxy with a later date, or send a written notice of revocation to the attention of Bovie's Secretary at the address on the cover of this proxy statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?

If you return a signed proxy without indicating your vote, your shares will be voted "FOR" each of the director nominees listed on the proxy, and "FOR" Bloom & Co., LLP as auditor.

WHAT IF YOU VOTE "ABSTAIN"?

A vote to "abstain" on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?

•
That depends upon whether the shares are registered in your name or your broker's name ("street name"). If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

•
If you do not vote your shares held in your broker's name, or "street name", and your broker or its representative does not vote them, the votes will be broker non votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

•	If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that will be considered at the Annual Meeting. If a stockholder proposal that was excluded from this proxy statement is otherwise properly brought before the meeting, we will vote the proxies against that proposal. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

ANNUAL REPORT

The Company has included herewith a copy of its Annual Report for the fiscal year ended December 31, 2005 ("2005 Annual Report"). Additional copies of the 2005 Annual Report may be obtained by Stockholders without charge by writing to Andrew Makrides, President, at the Company's New York offices at 734 Walt Whitman Road Melville, NY 11747. Any written request shall set forth a good faith representation that the person making the request is a beneficial owner of the securities of Bovie and entitled to vote as of July 25, 2006, the record date.

Confidentiality

It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder are kept confidential, except in the following circumstances:

•	to allow the election inspector appointed for our Annual Meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•
where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy;

•
Where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the Annual Meeting;

•
aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

STOCK OWNERSHIP

We encourage stock ownership by our directors, officers and employees to align their interests with the interests of stockholders. Management further believes this policy has played a significant role in the progress of our company and will, ultimately, lead to beneficial future returns for its stockholders. Management also offers incentives and fosters stock ownership by all of its employees through various measures, such as stock option grants, restricted stock awards, and participation in developing programs.

BOARD OF DIRECTORS

Director Selection

Bovie does not have any standing nominating committee or compensation committee. All candidates for the office of director are determined by the Board of Directors. Given Bovie's present size and organization and the increasing participation of the members of the Board in matters relating to expansion of markets for Bovie's business, development of new technologies and allocation of resources, attention has not previously been given to the formation of nominating or compensation committees. Each member of the Board of Directors participates in the consideration of director nominees. The Board of Directors consists of six members, four of which qualify as independent directors, as such terms are defined under the rules of the American Stock Exchange.

The Board of Directors has not adopted any policy, code or charter for its nominating process, but in keeping with the current legislative environment intends to establish, where practicable and necessary, such nominating committee and charter and compensation committee in the future. Presently, the Board considers them, especially skills and qualities of a potential director nominee with experience and expertise in the areas of finance, management and business as desirable qualities in a potential director nominee.  The Board will consider nominees provided by a qualified security holder or holders representing at least 5% of Bovie's outstanding common stock, and that such shares were owned by the security holder making the nomination for at least one year prior to the nomination. See Other Business elsewhere in this proxy statement.

Management

The following table sets forth certain information as of the record date, regarding each of the executive officers and directors of the Company. The Company's Executive Officers and directors are as follows:

Name	Position	Director Since

Andrew Makrides	Chairman of the Board,	December, 1982
President, CEO, Principal
Accounting Officer and Director

J. Robert Saron	Director and President of	August, 1994
Aaron Medical Industries, Inc.

George W. Kromer, Jr.	Director	October, 1995

Randy Rossi	Director	August, 2004

Michael Norman	Director	August, 2004

Brian H. Madden	Director	September, 2003

Moshe Citronowicz	Executive Vice-President	-------
Chief Operating Officer

Andrew Makrides, age 64, Chairman of the Board of Directors, President, and Chief Executive Officer, received a Bachelor of Arts degree in Psychology from Hofstra University and a Doctor of Jurisprudence JD Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such to date.

J. Robert Saron, age 53, Director, holds a Bachelors degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as a president and director of Aaron Medical Industries, Inc. ("Aaron"), Bovie’s wholly owned marketing subsidiary. Mr. Saron served as CEO and chairman of the Board of the Company from 1994 to December 1998. Mr. Saron is presently the President of Aaron and a member of the Board of Directors of the Company.

Randy Rossi, age 46, has over 14 years of experience in medical manufacturing. Most recently, he was President of the Patient Care Division, Kendall/TYCO which specialized in Wound Care, Urology and Incontinent Care with revenues in excess of $500M.

George W. Kromer, Jr., age 66, filled a vacancy on the Board of Directors and became a director on October 1, 1995. Mr. Kromer has in the past served as a Senior Financial Correspondent for "Today's Investor" and has been employed as a consultant by a number of companies, both private and public. Mr. Kromer as chairman to the audit committee in addition to his capacity as a director. He received a Master's Degree in 1976 from Long Island University in Health Administration. He was engaged as a Senior Hospital Care Investigator for the City of New York Health & Hospital Corporation from 1966 to 1986. He also holds a Bachelor of Science Degree from Long Island University's Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York.

Michael Norman, CPA age 50, manages a CPA firm specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. He also serves as the expert member of Bovie’s audit committee.

Brian H. Madden, age 52, joined the Board of Directors in September 2003. He is an officer and principal owner of Liberty Title Agency LLC, a non-affiliated, privately owned full service title insurance agency located in Garden City, N.Y. He also serves on a number of non-affiliated professional, charitable and civic organizations including, among others, the New York State Land Title Association, National Federation of Independent Businesses, Long Island Children's Museum, SUNY Old Westbury Foundation, and Our Lady of Consolation Nursing Home. Mr. Madden is a member of our recently formed Audit Committee. He graduated Iona College with a BBA Degree in 1976.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") had six Meetings of the Board of Directors in 2005, each of which was attended by all directors, including telephonic meetings of the Board. Our audit committee was established in 2003, and presently consists, of Brian H. Madden, George W. Kromer, chairman and Michael Norman each of whom qualify as independent directors under the rules promulgated by the American Stock Exchange. The Board of Directors continues to manage Bovie's various stock option Plans and the participation activity requirements for each member of the Board are increasing as we are aggressively pursuing and implementing new marketing and other strategies. Due to the limited number of members and the increased degrees of activity of the Board of Directors (six) the Nominees, if elected, intend to consider, if practicable, establishment of Executive and Compensation committees in accordance with the new legislation (Sarbanes- Oxley Act of 2002) and the procedures set forth in the Company's by-laws.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the Board and directors are not compensated as such (except through option grants). Presently, the Board has not established a compensation committee nor does it have a standard policy regarding compensation of members of the Board of Directors. In the past, the Board has granted directors stock options and restricted common stock, in order to assure that the directors have an opportunity for and/or have an ownership interest in common with other stockholders. The Nominees, if elected, may require the Board or Compensation Committee, if and when established, among other things, to adopt a standard policy regarding compensation of members of the Board.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the executive officers of the registrant for the three years ended December 31, 2005:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation-($)*	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew Makrides President, CEO, Chairman of the Board	2005	$186,418	3,428	--	--	25,000	--	--
	2004	$167,320	3,189	9,921	--	25,000	--	--
	2003	$158,406	2,967	9,942	--	110,000	--	--

J. Robert	2005	$256,173	4,854	--	--	25,000	--	--
Saron President of Aaron Medical and Director	2004	$233,036	4,515	16,533	--	25,000	--	--
	2003	$219,786	4,200	15,568	--	110,000	--	--

Moshe	2005	$193,451	3,567	--	--	25,000	--	--
Citronowicz Executive Vice President- Chief Operating Officer	2004	$170,766	3,318	15,848	--	25,000	--	--
	2003	$158,637	3,086	14,345	--	110,000	--	--

Charles	2005	$50,515	--	---	--	25,000	--	--
Peabody	2004	$81,825	1,579	7,893	--	25,000	--	--
Chief	2003	$77,221	1,532	6,216	--	60,000	--	--
Financial
Officer (**)

(*) Other compensation consists of medical insurance and auto.
(**) Charles Peabody resigned as Vice President, Secretary and Chief Financial Officer in August 9, 2005

No options were granted or issued to any executive officer or director during fiscal year ending December 31, 2002. In 2003 and 2004, a total of 585,000 and 225,000 options were granted to executive officers and directors, respectively.

Option Grants Table:

The following table sets forth, with respect to grants of stock options made during 2005 to each of the Named Executive Officers: (I) the name of the executive officer (column (a)); (ii) the number of securities underlying options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2005; (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column (e)); and (vi) the potential realizable value of each grant, assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) 5% per annum (column (f)) and (B) 10% per annum (column (g)).

Option Grants in 2005:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name (a)	Number of Securities Underlying Options Granted (b)	% of Total Options Granted to Employees in 2005 (c)	Exercise or Base Price per Share (d)(1)	Expiration Date (e)	5%($) (f)	10%($) (g)
Charles Peabody(CFO)(3)	25,000	5.85%	2.25	05/05/15
Moshe Citronowicz(COO)	25,000	5.85%	2.25	05/05/15	$ 35,375	$ 89,648
J. Robert Saron(2)	25,000	5.85%	2.25	05/05/15	$ 35,375	$ 87,648
Andrew Makrides(CEO)	25,000	5.85%	2.25	05/05/15	$ 35,375	$ 87,648

Total options granted were 427,500 which represent 100% of the options granted in 2005, all of which are restricted.

(1)	Such restricted stock options were granted at an exercise price equal to 100% of fair market value on the date of grant.
(2)	President of Aaron Medical Industries, Inc., our subsidiary.
(3)	Resigned his position on August 9, 2005.

Equity Compensation Plan Information:

Plan category	Number of Securities to be issued upon exercise of outstanding options,	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
				Equity compensation Plans approved by Security holders

					3,751,370	$1.14	483,300
				Total	4,168,870	1.25	483,300

The following table summarizes: (1) The options granted in the last fiscal year 2005; and (2) The aggregated option exercises in the last fiscal year and the fiscal year-end option values.

Aggregate Options/SAR Exercises and Options/SAR Values in the Fiscal Year Ended December 31, 2005 were:

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005 (#)		Value of Unexercised In-the Money Options/SARs at December 31, 2005($) (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew Makrides	-	-	535,000	-	1,080,800	-
Alfred Greco (2)	-	-	--	-	--	-
George Kromer	-	-	440,000	-	868,325	-
Moshe Citronowicz	25,000	72,000	465,000	-	952,200	-
Rob Saron	-	-	555,000	-	1,141,650	-
Brian Madden	-	-	85,000	-	66,300	-
Michael Norman	-	-	60,000	-	46,800	-
Charles Peabody (3)	-	-	--	-	--	-
Randy Rossi	-	-	--	-	--	-

Total	25,000	72,500	2,190,000	-	4,195,575	-

(1)	Assumes $2.98 per share fair market value on December 31, 2005 which was the closing price on December 31, 2005, the last day of trading on American Stock Exchange in 2005.

(2)	Mr. Greco received 25,000 restricted options in 2005. He resigned his position on the board on May 9, 2005 but still remains corporate counsel.

(3)	Mr. Peabody resigned his position as CFO on August 9, 2005.

In 2003, the Board of Directors adopted and Stockholders approved Bovie’s 2003 Executive and Employee Stock Option Plan covering a total of one million two hundred thousand (1,200,000) shares of common stock issuable upon exercise of options to be granted under the Plan. In 2004, the Board of Directors granted 25,000 options to each Executive Officer and Directors totaling 225,000 shares.

Outside Directors are compensated in their capacities as Board members through option grants. Our Board of Directors presently consists of J. Robert Saron, Andrew Makrides, Chairman, CEO and President, George W. Kromer, Jr., Randy Rossi, Michael Norman and Brian Madden. Alfred Greco, who resigned as a director in May, 2005, is the managing director of Alfred V. Greco PLLC, a partner of Sierchio, Greco and Greco, LLP counsel to Bovie, to which Bovie paid legal fees of $80,400 during 2005.

There have been no changes in the pricing of any options previously or currently awarded.

In January, 2004, we extended employment contracts with certain of our officers for six years. The employment agreements provide, among other things, that the Executive may be terminated as follows:

(a)	Upon the death of the Executive and the Executive’s estate shall be paid the basic annual compensation due the Employee pro-rated through the date of termination.

(b)
By the Resignation of the Executive at any time upon at least thirty (30) days prior written notice to Bovie; and Bovie shall be obligated to pay the Employee the basic annual compensation due him pro-rated to the effective date of termination,

(c)	By Bovie, for cause if during the term of the Employment Agreement the Employee violates the provisions of Paragraph 12 hereof, or is found guilty in a court of law of any crime of moral turpitude.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, at any time upon at least thirty (30) days prior written notice to the Executive: and Bovie shall be obligated to pay the Executive compensation currently in effect including all bonuses, accrued or prorate, and expenses up to the date of termination. Thereafter, for the period remaining under the contract, Bovie shall pay the Executive the salary then in effect at the time of termination payable weekly. Employee shall not have to account for other compensation other sources or otherwise mitigate his damages due to such termination.

(e)
If Bovie terminates the agreement, without cause, or fails to meet its obligations to the Executive on a timely basis, or if there is a change in the control of Bovie, the Executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the Employment Agreement, Bovie shall pay the Executive a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the Employment Agreement up to the date of termination.

The following schedule shows all contracts and terms with officers of Bovie.

Bovie Medical Corporation
December 31, 2005
	Contract	Expiration	Current	Auto
	Date	Date(1) (2)	Base Pay	Allowance
Andrew Makrides	01/01/98	1/31/2009(1)	$178,274	$ 6,067
J. Robert Saron	01/01/98	1/31/2009(1)	252,410	6,067
Moshe Citronowicz	01/01/98	1/31/2009(1)	185,482	6,067
Charles Peabody*				--
* Mr. Peabody resigned as Secretary and Chief Financial Officer on August 9, 2005.

(1)
Includes total extensions for six years- Salaries increase annually pursuant to a contract formula. In the event of a change in control, each officer’s contract contains an option for each respective officer to resign and receive 3 years salary.

(2)	If not cancelled 30 days prior to year-end, the contract automatically renews for one year periods.

Beneficial Ownership of Securities:

The following table sets forth certain information as of December 31, 2005, with respect to the beneficial ownership of the Company’s common stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by directors who own common stock and/or options to purchase common stock and by all officers and directors as a group.

	Number of Shares
			Nature of	Percentage of
Name and Address	Title	Owned (i)	Ownership	Ownership(i)
The Frost National Bank	Common	1,000,000	Beneficial	5.5%
FBO Renaissance
US Growth Investment
Trust PLC.
Trust no. W00740100

The Frost National Bank	Common	1,000,000	Beneficial	5.5%
FBO, BFS US Special
Opportunities Trust PLC.
Trust no. W00118000

Directors and Officers )	Common	850,800	Beneficial	5.8%
Andrew Makrides (ii)
734 Walt Whitman Road
Melville, NY 11746

George Kromer (iii)	Common	440,000	Beneficial	3.0%
P.O. Box 188
Farmingville, NY 11738

J. Robert Saron (iv) 7100 30th Avenue North St. Petersburg, FL 33710	Common	799,363	Beneficial	5.5%

Moshe Citronowicz (v) 7100 30th Avenue North St. Petersburg, FL 33710	Common	639,591	Beneficial	4.4%

Brian Madden (vi) 300 Garden City Plaza Garden City, NY 11530	Common	85,000	Beneficial	.6%

Mike Norman (vii)	Common	60,000	Beneficial	.4%
410 Jericho Tpke,
Jericho, NY

Randy Rossi (viii)	Common	60,000	Beneficial	.4%
19 Bubbling Brook Rd.,
Walpole, Mass

Officers and Directors as a group(7 Persons) (ix)		2,934,754		18%

(i)
Based on 14,040,728 outstanding shares of Common Stock and 4,168,870 outstanding options to acquire a like number of shares of Common Stock as of December 31, 2005, of which officers and directors owned a total of 2,190,000 options and 744,753 shares at December 31, 2005. We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(ii)
Includes 315,800 shares and 535,000 shares reserved pursuant to ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company. Exercise prices for his options range from $.50 for 155,000 shares to $3.25 for 25,000 shares.

(iii)
Includes 440,000 shares reserved pursuant to ten year options owned by Mr. Kromer to purchase shares of the Company. Exercise prices for his options range from $.50 for 100,000 shares to $3.25 for 25,000 shares.

(iv)	Includes 555,000 shares reserved pursuant to 10 year options owned by Mr. Saron, exercisable at prices ranging from $.50 per share for 155,000 shares, and $3.25 per share for 25,000 shares.

(V)	Includes 465,000 shares reserved pursuant to 10 year options owned by Mr. Citronowicz exercisable at prices ranging from $.50 for 155,000 shares to $3.25 for 25,000 shares.

(vi)
Includes 85,000 shares reserved pursuant to 10 year options owned by Mr. Madden exercisable at prices ranging from $3.25 for 25,000 to $2.13 for 25,000 options to purchase Common Stock. Mr. Madden has no financial interest in 25,000 shares of Bovie owned by his wife.

(vii)	Includes 60,000 shares reserved pursuant to 10 year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $2.25 for 35,000 shares.

(viii)	Includes 50,000 share reserved pursuant to 10 year options owned by Mr. Rossi exercisable at price ranging from $2.13 for 25,000 to $2.25 for 25,000 shares.

(ix)	Includes 2,190,000 shares reserved for outstanding options owned by all Executive Officers and directors as a group. The last date options can be exercised is May 5, 2015.

Certain Relationships and Related Transactions:

Recent Developments

In 1998, Maxxim Medical Corporation (“Maxxim”), a then publicly owned corporation, acquired 3,000,000 shares of our common stock from us pursuant to a certain agreement in exchange for assets and equipment, the ownership of the trade name “Bovie” and other future business to be conducted between our corporations. As part of the agreement, Maxxim was granted rights to demand that we register the shares with the SEC. Maxxim later became a privately owned corporation. Maxxim allegedly sold the Bovie common stock to ACMI Corporation (“ACMI”) in 2000. After a continuing dispute between Maxxim and ACMI, in May, 2004 a bankruptcy court declared ACMI the owner of the 3,000,000 Bovie shares.

In September 2004, ACMI Corporation privately sold the 3,000,000 shares to a limited number of sophisticated accredited investors. As part of the sale, ACMI Corporation assigned the demand registration rights to the accredited investors. Shortly after completion of the sale by ACMI Corporation, the accredited investors exercised their registration rights and demanded that we file the registration statement with the SEC covering the 3,000,000 shares of common stock. We filed the registration statement as requested for the 3,000,000 shares of common stock and listed the accredited investors as selling stockholders (the “Selling Stockholders”). The registration statement became effective in September, 2005. All proceeds from any sale of shares of our Company pursuant to the registration statement are for the benefit of the Selling Stockholders and not Bovie. However, pursuant to separate agreement with ACMI and the Selling Stockholders, we have been reimbursed for our legal, accounting and other expenses incurred in connection with the offering.

In 2005, the Executive Officers and directors were awarded a total of 225,000 non-qualified restricted options to purchase our Common Stock at an exercise price of $2.25 per share expiring on May 5, 2015. (See Executive Compensation)

Alfred V. Greco, a former director, is the principal of Alfred Greco PLLC, a partner of Sierchio, Greco and Greco the Company’s counsel. Alfred V. Greco PLLC received $80,400 and $63,650 in legal fees for the years 2005 and 2004, respectively. See “Beneficial Ownership of Securities”. Mr. Greco resigned as a director in May 2005 for personal reasons.

A director and employee, George Kromer, also served as a consultant to us with consulting compensation of $22,906 and $20,751 for 2005 and 2004, respectively.

Two relatives of the chief operating officer of the Company are employed by the Company. Yechiel Tsitrinovich, an engineering consultant received compensation for 2005 and 2004 of $79,776 and $79,776 respectively. The other relative, Arik Zoran, is an employee of the Company in charge of the engineering department. He had a two year contract providing for a salary of $90,000 per year plus living expenses and benefits which has been extended. For 2005 and 2004 he was paid $157,045 and $144,314 which includes living expenses and benefits. The Company is attempting at this time to secure a permanent work visa for Mr. Zoran.

Principal Accountant Fees and Services:

The following table sets forth the aggregate fees billed to us for fiscal years ended December 31, 2005 and 2004 by Bloom & Co., LLP, our auditors:

	2005	2004
Audit Fees (1)	$130,027	$133,442

Non-Audit Fees:
Audit Related Fees(2)	25,000	--
Tax Fees(3)	5,000	5,000
All other Fees(4)	--	--
Total Fees paid to Auditor	$160,027	$138,442

(1)
Audit fees consist of fees billed for professional services rendered for the audit of Bovie’s annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Bloom & Co., LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Bovie’s consolidated financial statements and are not reported under “Audit Fees”. During 2005 our auditor performed services and received fees relating to the filing of a Form S-3 with the SEC which constituted Audit Related Fees.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All other fees consist of fees for products and services other than the services reported above. In the past the Board of Directors had considered the role of Bloom & Co., LLP in providing certain tax services to Bovie and had concluded that such services were compatible with Bloom & Co., LLP’s independence as our auditors. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved (which was previously done by the Board of Directors). Now the Audit Committee will pre-approve all audit and permissible non-audit services provided by the independent auditors.

Audit Committee:

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors, pursuant to which it may pre-approve any service consistent with applicable law, rules and regulations. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members, including the Chairman. A member to whom pre-approval authority has been delegated must report its pre-approval decisions, if any, to the Audit Committee at its next meeting, and any such pre-approvals must specify clearly in writing the services and fees approved. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Prior to September 29, 2003 the audit committee consisted of the board of directors. On September 29, 2003 the board of directors appointed Brian Madden, George Kromer (both independent directors) and Andrew Makrides as audit committee members. Mr. Madden was considered audit committee financial expert until Mr. Michael Norman CPA was made a board member on September 23, 2004. The audit committee is presently made up of three members, George Kromer (Chairman), Michael Norman, CPA (Financial Expert) and Brian Madden.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement

Pursuant to the Company's policy, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the Company's next annual meeting of stockholders. To be eligible for inclusion in the Company's 2007 Proxy Statement, a stockholder's proposal must be received by the Company no later than April 11, 2007 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for Annual Meeting

For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to Bovie. To be timely, written notice must be received by Bovie at its Melville, N.Y. office by the deadline in last year's proxy statement. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at Bovie's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; or (b) if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from the Company's 2006 Proxy Statement stockholder proposals that it is not required to include under federal regulations.

Stockholder Nominations of Directors

The Board of Directors adopted, as part of the director selection process, a policy for director selection, which includes consideration of potential director nominees recommended by stockholders. The Board will identify, evaluate and select potential director nominees, including nominees recommended by you, using qualitative standards and certain procedures, as described under the Board of Directors, Director Selection above, for recommendation to the Board of Directors for selection. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to Mr. Andrew Makrides, President, Bovie Medical Corporation, 734 Walt Whitman Road, Suite 207, Melville, NY 11747. Refer to the section entitled the Board of Directors, Director Selection beginning on page 4 for more information.

Costs of Solicitation

Bovie is making this solicitation of proxies and is responsible for the payment of all expenses incurred in connection with the solicitation. Management estimates that the cost of solicitation of proxies will be approximately $20,000 to be incurred solely by Bovie.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated all of the current directors for re-election at the Annual Meeting. All directors serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified.

THE NOMINEES

We have previously set forth in this Proxy Statement, information - provided by the nominees - concerning their principal occupation, business experience and other matters. See “Management”.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

ANDREW MAKRIDES

J. ROBERT SARON

RANDY ROSSI

MICHAEL NORMAN

GEORGE W. KROMER, JR.

BRIAN H. MADDEN

PROPOSAL TWO

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected BLOOM & CO., LLP ("BLOOM") as the independent auditors of Bovie for fiscal year ending December 31, 2006. BLOOM has served as the independent auditors of the Company since 1983. Arrangements have been made for a representative of BLOOM to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of BLOOM as the Company's auditors must be ratified by a majority of the votes cast at the Annual Meeting. BLOOM is a member of the PCAOB and the Securities and Exchange Division of the American Institute of Certified Public Accountants ("AICPA") duly authorized to perform audits of SEC registrants. The firm is current with its peer review system and has maintained an unqualified quality control status since the inception of the peer review system established by the AICPA.

Audit Fees. The aggregate fees billed by our auditors for services rendered for the audit of our financial statements for the fiscal year ended December 31, 2005 and the review of the Company's financial statements included in our quarterly filings on Form 10QSB during that fiscal year were $160,027. There were no other fees paid for other services performed by Bloom & Co., LLP or its employees.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF BLOOM & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2006.

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON September 14, 2006, THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2006 Annual Meeting to be held on September 14, 2006, and appoints Andrew Makrides and George W. Kromer, Jr., or either of them, Proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation ("Company"), that the undersigned would be entitled to vote at the Company's Annual Meeting of Stockholders ("Annual Meeting") on September 14, 2006 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any Proxy heretofore given. The Proxies are further authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE AND FOR PROPOSAL 2.
1. Election of Directors (check one box only)

FOR [ ] AGAINST [ ]

EACH NOMINEE LISTED:

Andrew Makrides

J. Robert Saron

Randy Rossi

Michael Norman

George W. Kromer, Jr.

Brian Madden

(Instruction: To withhold authority to vote for any nominee, circle that nominee's name in the above list)

(Continued and to be signed and dated on reverse side)

(Back of Proxy)

PROXY
(Please sign and date below)

2.	To ratify the selection of BLOOM & CO., LLP as independent auditors for the Company.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

Dated:_________________________, 2006

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(Please Print Name)

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(Signature of Stockholder) (Title, if applicable)

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(Please Print Name)

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(Signature of Stockholder) (Title, if applicable)

NOTE: PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS SET FORTH HEREON. FOR JOINTLY OWNED SHARES, EACH OWNER SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, COMMITTEE, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES EXECUTED BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER. PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.